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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements:
Form S-8 (No. 333-71059) dated January 22, 1999, pertaining to the 1996 Stock Option Plan, the 1998 Stock Plan and the 1998 Employee Stock Purchase Plan; Form S-8/S-3 (No. 333-77797) dated May 5, 1999, pertaining to the CityAuction, Inc. 1998 Stock Plan and Restrictive Stock Purchase Agreements; Form S-4 (No. 333-83753) dated July 26, 1999, as amended September 8, 1999, pertaining to the registration of 2,574,233 Class B Common Stock issued and issuable in connection with the acquisition of WebMedia Ventures, L.L.C.; Form S-3 (No. 333-95709) dated January 28, 2000, pertaining to the registration of 243,620 shares of Class B Common Stock issued in connection with an equity investment in Active.com, Inc.; Form S-8 (No. 333-30794) dated February 18, 2000, pertaining to the 1999 Stock Plan; Form S-3 (No. 333-30884) dated February 22, 2000, as amended March 22, 2000, to register 458,005 shares of Class B Common Stock issued or issuable in connection with the acquisition of 2b Technology, Inc.; Form S-3 (No. 333-81761) dated May 22, 2000, as a post effective amendment to Form S-3 to Form S-1 dated June 29, 1999, to register 99,714 shares of Class B Common Stock in connection with the acquisition of Match.com, Inc.; Form S-3 (333-39230) dated June 14, 2000, as amended June 28, 2000, to register 1,865,434 shares of Class B Common Stock issued or issuable in connection with the acquisition of TicketWeb, Inc.; Form S-8 (333-40966) dated July 7, 2000, pertaining to the 1999 Stock Plan; Form S-8 (No. 333-41018) dated July 7, 2000, pertaining to the TicketWeb Inc. 2000 Stock Plan; and Form S-3 (No. 333-54304) dated January 25, 2001, to register 299,954 shares of Class B Common Stock issued and issuable in connection with the acquisition of 2b Technology, Inc., of our report dated January 29, 2001, with respect to the financial statements of Ticketmaster included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Los Angeles, California
March 23, 2001